                                                                  EXHIBIT 10 q

                              AMENDED AND RESTATED

                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                              ADVANTA PARTNERS LP


                           __________________________


                           Dated as of October 1, 1996
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                               TABLE OF CONTENTS

                                                                           Page

ARTICLE I - DEFINITIONS...................................................   1

1.01 Defined Terms........................................................   1

ARTICLE II - CONTINUATION OF THE PARTNERSHIP..............................   9

2.01. Formation and duration of the Partnership...........................   9
2.02. Name of the Partnership.............................................   9
2.03. Activity of the Partnership.........................................   9
2.04. Offices of the Partnership..........................................  10
2.05. Title to Partnership Property.......................................  11
2.06. Representations and Warranties......................................  11

ARTICLE III - INITIAL CAPITAL AND CONTRIBUTED
              CAPITAL.....................................................  16

3.01. Initial Capital; Contributed Capital; Initial
        Contribution; Admission of Additional Partners....................  16
3.02. Failure of the Class A Limited Partner
        to Make Additional Contributions or
        Advances or to Maintain its Commitment............................  18
3.03. Contributions by the General Partner................................  18

ARTICLE IV - CAPITAL ACCOUNT AND PROFITS OR LOSSES........................  18

4.01. Capital Accounts....................................................  18
4.02. Allocation of Partners' Profits and Losses..........................  19
4.03. Allocations with Respect to Transferred Interests...................  21
4.04. Minimum Allocations to the General Partners.........................  21
4.05. Allocations with Respect to Certain Carried Interests...............  21

ARTICLE V - VALUATIONS....................................................  22

5.01. Valuation of Portfolio Investments Owned
        by the Partnership................................................  22

ARTICLE VI - DISTRIBUTIONS................................................  24

6.01. Distributions.......................................................  24
6.02. Taxes Withheld......................................................  28

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ARTICLE VII - ADDITIONAL CAPITAL CONTRIBUTIONS BY
                SPECIAL LIMITED PARTNERS...................................  29

7.01  Opportunity to Participate...........................................  29
7.02  Procedures relating to Additional Capital
        Contributions by Special Limited Partners..........................  29

ARTICLE VIII - MANAGEMENT..................................................  31

8.01. Authority of the Board of Directors..................................  31
8.02. Certain Compensation Matters.........................................  33
8.03. Services of the General Partner and Board
        of Directors.......................................................  34
8.04. Compensation and Dealings with Partnership...........................  34
8.05. No Loans to Partners, Etc............................................  34
8.06. Liability of the General Partner, Board
        of Directors Members and Others....................................  35
8.07. Limitations on the Limited Partners..................................  38

ARTICLE IX - RECORDS AND BANK ACCOUNTS.....................................  38

9.01. Books and Records....................................................  38
9.02. Accounting Basis and Fiscal Year.....................................  38
9.03. Financial Reports....................................................  38
9.04. Bank Accounts........................................................  39

ARTICLE X - ASSIGNABILITY AND PURCHASE OF INTERESTS........................  40

10.01. Substitution and Assignment of a
        Partner's Interest.................................................  40
10.02. Admission of Additional Partners....................................  40
10.03. Withdrawal of Partners..............................................  40

ARTICLE XI - DISSOLUTION AND TERMINATION...................................  41

11.01. Event of Dissolution................................................  41
11.02. Liquidation.........................................................  41

ARTICLE XII - PURCHASE RIGHT OF ADVANTA....................................  43

12.01. Advanta's Purchase Right............................................  43

ARTICLE XIII- GENERAL PROVISIONS...........................................  44

13.01. Power of Attorney...................................................  44
13.02. Indulgences, Etc....................................................  44

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13.03. Controlling Law......................................................  44
13.04. Notices..............................................................  45
13.05. Schedules............................................................  46
13.06. Binding Nature of Agreement..........................................  46
13.07. Execution in Counterparts............................................  46
13.08. Provisions Separable.................................................  46
13.09. Entire Agreement; Amendment..........................................  47
13.10. Section Headings.....................................................  47
13.11. Gender, Etc. ........................................................  47
13.12. Number of Days.......................................................  47
13.13. Interpretation.......................................................  47

Exhibit A - Investment Amounts of Special Limited Partners




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                              AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                              ADVANTA PARTNERS LP

        AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP (the "Agreement") made as of October 1, 1996, by and among Advanta GP Corp., a Delaware corporation ("Advanta GP"), as General Partner, Advanta Investment Corp., a Delaware corporation ("Advanta"), as a Class A Limited Partner, Messrs. Mitchell
L. Hollin, Michael Najjar and Gary H. Neems as Class B Limited Partners, and Robert Hall, Robert Rock and James Stern as Special Limited Partners.

                              W I T N E S S E T H

        The parties hereto are partners of a limited partnership known as Advanta Partners LP (the "Partnership") and wish to amend and restate the Partnership's Agreement of Limited Partnership dated as of May 6, 1994, as previously amended by Amendment No. 1, Amendment No. 2 and Amendment No. 3 thereto dated as of May 9, 1995, January 30, 1996, and May 21, 1996 respectively, to reflect the acquisition by the Partnership of the interests in the Partnership held by AP Capital, Inc. and Anthony P. Brenner and to reflect certain other changes to such Agreement.

        NOW, THEREFORE, in consideration of the foregoing and of the covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree that the Partnership's Agreement of Limited Partnership, as amended, is hereby amended and restated to read in its entirety as follows:

                                   ARTICLE I
                                  DEFINITIONS

        1.01. Defined Terms. Unless the context otherwise requires, each capitalized term used in this Agreement shall have the meaning given to that term either in this Section or elsewhere in this Agreement where that term is defined. A definition shall be equally applicable to both the single and plural form.

               "Accounting Firm" means Arthur Andersen LLP, which is to be responsible for auditing the financial statements of the



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Partnership, or such other independent public accounting firm chosen by the
Board of Directors.

               "Accounting Period" means the period during which Profits or Losses are to be calculated under this Agreement, which will normally be a period of one year commencing January 1, but may be of shorter duration should the context require a shorter period.

               "Act" means the Pennsylvania Revised Uniform Limited Partnership Act, as amended.

               "Acting Member" shall have the meaning given to such term within
Section 8.06.

               "Advanta" means Advanta Investment Corp., the Class A Limited Partner.

               "Advances" shall have the meaning given to such term within
Section 3.01(d).

               "Affiliate" means, when used with respect to any specified Person, any other Person that, either directly or indirectly through one or more intermediaries, Controls, is Controlled By or is Under Common Control With such specified Person.

               "Agreement" means this Agreement of Limited Partnership, as it may be amended from time to time.

               "Allocation and Vesting Agreement" shall have the meaning set forth in Section 6.01(a)(i)(E) hereof.

               "AP101 Distribution" shall mean a distribution by Advanta Partners 101 LP pursuant to Section 6.1(a)(i)(D) of the Advanta Partners 101 LP partnership agreement to the Partnership and Advanta 101 GP.

               "Appraised Value" shall have the meaning given to such term within Section 12.01. The appraisers selected to provide the Appraised Value shall not have any ongoing economic relationships with Advanta or its Affiliates.

               "Asset Value" means, with respect to any Partnership Asset, the asset's Adjusted Basis for federal income tax purposes, except that the Asset Values of all Partnership Assets shall be adjusted to equal their respective fair market


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values (as determined by the Board of Directors in the manner provided in
Section 5.01), in accordance with this Agreement and the rules set forth in Treasury Regulations Section 1.704-1(b)(2)(iv)(f), except as otherwise provided herein, as of: (a) the date of the acquisition of any additional Partnership Interest by any new or existing Partner in exchange for more than a de minimis Capital Contribution; (b) the date of the distribution of more than a de minimis amount of Partnership Assets (other than money) to a Partner; or (c) the date of the termination of the Partnership under Section 708(b)(i)(B) of the Code. Subsequent to any such adjustment of the Asset Value of any Partnership Asset, the Asset Value shall thereafter be adjusted for the Depreciation taken into account with respect to such Partnership Asset for purposes of computing Profit and Loss, and the Capital Accounts shall be adjusted in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(g).

        "Bankruptcy" means with respect to any Person, such Person has become insolvent or that a petition shall have been filed by or against such Person as a "debtor" and the adjudication of such Person as bankrupt under the provisions of the bankruptcy laws of the United States of America shall have commenced, or that such Person shall have made an assignment for the benefit of its creditors generally or a receiver shall have been appointed for substantially all of the property and assets of such Person.

        "Board of Directors" means the board of directors of the General Partner, as provided for in Section 8.01 hereof.

        "Business Plan" means the written business plan of the Partnership and as adopted and modified from time to time by the Board of Directors.

        "Capital Account" of a Partner means the individual Capital Account established and maintained in accordance with Section 4.01 hereof.

        "Carried Interest" shall have the meaning given to such term in Section 6.01(a) hereof.

        "Class A Limited Partner" means Advanta Investment Corp.

        "Class A Limited Partner's Investment" means the sum of the Class A Limited Partner's Contribution and Advances



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made with respect to, allocated to, or directly or indirectly used in connection with, a particular Portfolio Investment.

        "Class B Limited Partners" means Messrs. Hollin, Najjar and Neems (but in no event shall be deemed to refer to any other Person who had previously been a Class B Limited Partner prior to the date of this Agreement).

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Commitment" shall have the meaning given to such term in Section 3.01(c) hereof.

        "Contributed Capital" means capital contributions made by a Partner to the Partnership and not repaid to such Partner, including such Partner's Initial Capital, but excluding any Advances.

        "Contribution" means Contributed Capital of the Class A Limited Partner.

        "Control" (including "Controlled By" and "Under Common Control With") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

        "Defended Person" shall have the meaning given to such term within
Section 8.06.

        "Depreciation" means, for each fiscal year, an amount equal to the depreciation, amortization and other cost recovery deductions allowable with respect to an asset for such period, except that if the Asset Value of an asset differs from its Adjusted Basis at the beginning of such year, Depreciation shall be an amount which bears the same ratio to such beginning Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis. If the amount of any depreciation, amortization or cost recovery deduction for such year is zero, Depreciation shall be determined by reference to beginning Asset Value, using any reasonable method selected by the General Partner.

        "Dissolution" of a Partner which is not a natural Person means that such Partner has terminated its existence,

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whether partnership or corporate, wound up its affairs and dissolved.

        "Effective Date" means June 1, 1994.

        "GEII" means Great Expectations International, Inc., a Delaware corporation.

        "General Partner" means a Person who is a general partner of the Partnership and shall include Advanta GP and any other Person who may hereafter be admitted to the Partnership as a General Partner pursuant to the provisions of the Agreement.

        "Hollin" means Mitchell L. Hollin.

        "Hurdle Rate" means an 8% cumulative return, compounded annually, on the Class A Limited Partner's Investment calculated with respect to a Portfolio Investment.

        "Incompetency" of an individual means that such individual shall have been judged incompetent or insane by decree of a court of appropriate jurisdiction.

        "Initial Capital" shall have the meaning given to such term in Section 3.01(a) hereof.

        "Initial Partners" means the parties hereto on the Effective Date.

        "Initial Term" means the initial term of the Partnership commencing on the Effective Date and ending on the ten-year anniversary of the Effective Date, or such shorter term as provided for in the Agreement.

        "Interest in the Partnership" or "Partnership Interest" means the interest in the Partnership which each Partner receives in return for such Partner's Contributed Capital, and in the case of the Class A Limited Partner, also for making Advances.

        "Investment" means, (i) with respect to the Partnership, the total amount paid or contributed by the Partnership to, or with respect to the securities of, any entity in which a Portfolio Investment has been or is hereafter made; (ii) with respect to the Special Limited Partners, means the aggregate capital contribution and purchase price paid for their Partnership Interests pursuant to the provisions of Section 7.02


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and (iii) with respect to the Class A Limited Partner, the Class A Limited
Partner's Investment.

        "Investment Notice" has the meaning set forth in Section 7.02(a).

        "Limited Partner" shall mean a Person who is a limited partner of the Partnership and shall include the Class A Limited Partner, the Class B Limited Partners, the Special Limited Partners and any other Person who may hereafter be admitted to the Partnership as a limited partner pursuant to the provisions of the Agreement.

        "Najjar" means Michael Najjar.

        "Neems" means Gary H. Neems.

        "Non-Portfolio Income" means income from temporary investments such as short-term government securities, certificates of deposit, bank deposits and commercial paper in which Partnership funds are invested until invested in a manner intended to achieve the purposes of the Partnership, reduced by any related expenses of maintaining such short-term investments.

        "Outside Director" means a member of the Board of Directors who is not an Affiliate of any Partner.

        "Partner" means a Person who is a General Partner and/or Limited Partner in the Partnership.

        "Partnership Assets" means all assets and property, whether tangible or intangible and whether real, personal or mixed, at any time owned by the Partnership.

        "Person" means any individual, corporation, partnership, joint venture, association, trust or other organization or any government, or any agency or political subdivision of any government.

        "Portfolio Investments" means investments of the Partnership other than temporary investments of the type referred to in the definition of Non-Portfolio Income.

        "Profits or Losses" means, for each Accounting Period, an amount equal to the Partnership's taxable income or loss for such Accounting Period, determined by the Accounting Firm at the close of the relevant Accounting Period, including,

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without limitation, each item of Partnership income, gain, loss or deduction, taking into account the following adjustments and any other adjustments necessary in order to comply with Treasury Regulations Section 1.704-1(b)(2)
(iv) including the rules for revaluations of Partnership Assets:

                (a) all income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Profit or Loss shall be added to such taxable income or loss;

                (b) any expenditure of the Partnership described in Section 705(a)(2) (B) of the Code or treated as an expenditure described in such Code Section and not otherwise taken into account in computing Profit or Loss shall be subtracted from such taxable income or loss;

                (c) gain or loss resulting from any disposition of Partnership Assets with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Asset Value of the Partnership Assets disposed of, notwithstanding that the adjusted income tax basis of such Partnership Assets differs from its Asset Value;

                (d) in lieu of the depreciation, amortization or other cost recovery deductions taken into account in computing taxable income or loss, there shall be taken into account the deduction for such items computed in accordance with the definition of Depreciation;

                (e) in the event the Asset Value of any Partnership Asset is adjusted pursuant to the definition of Asset Value set forth in this Section
1.01 or any other provision of this Agreement, the amount of such adjustment shall be taken into account as income or loss from the disposition of such asset for purposes of computing Profits or Losses; and

                (f) any items of income specially allocated under Paragraph 4.02(b) shall be excluded from Profits or Losses.

        "Restricted Investments" means Portfolio Investments of the Partnership subject to a restriction impairing the free marketability thereof or transferability under any applicable securities laws.

        "Securities" has the meaning given to such term in Section 2.03.


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        "Shared Portfolio Investment Percentage" means, with respect to the
Special Limited Partners and the Class A Limited Partner, the percentage determined by dividing the Investment of the respective Partner in the Shared Portfolio Investment by the aggregate of the Investments of all of the Special Limited Partners and the Class A Limited Partner's Investment with respect to the Shared Portfolio Investment, as these amounts may be determined from time to time.

        "Shared Portfolio Investment" means a Portfolio Investment with respect to which any of the Special Limited Partners have made additional capital contributions pursuant to Article VII hereof.

        "Shortfall" means any unpaid Hurdle Rate and/or loss of the Class A Limited Partner's Investment experienced by the Class A Limited Partner with respect to the liquidation of any Portfolio Investment other tan GEII.

        "Special Limited Partners" means Robert Hall, Robert Rock and James Stern and any other Persons who may join in this Agreement from time to time as Special Limited Partners pursuant to the provisions of Section 3.01(g).

        "Specified Amount" has the meaning given to such term in Section 6.01(a)(iv).

        "Term" means the term of the Partnership.

        "Unrealized Loss" means, as of any date, for each Portfolio Investment where the Class A Limited Partner's unreturned Contribution in a Portfolio Investment other than GEII exceeds the Value of the Partnership's unliquidated investment in such Portfolio Investment, the amount of such excess of unreturned Contribution over such Value.

        "Value" means the value of a Portfolio Investment determined in accordance with Section 5.01 hereof.

        "Withholding Tax Act" shall have the meaning given to such term within
Section 6.02.


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                                   ARTICLE II

                        CONTINUATION OF THE PARTNERSHIP

        2.01. Formation and Continuation of the Partnership. The parties hereto hereby continue the Partnership as a limited partnership under the Act. This agreement shall continue until the tenth anniversary of the Effective Date unless extended or earlier terminated in accordance with the terms hereof. The General Partner shall cause to be filed on behalf of the Partnership such partnership, and such assumed or fictitious name, certificate or certificates as may be required by law. At least three (3) months prior to the fifth anniversary of the Effective Date, the end of the Initial Term and any extended Term, the board of directors of the Class A Limited Partner will make decisions concerning the continuation of the Class A Limited Partner's financial commitment to the Partnership and shall promptly provide the General Partner with a written notification of such decision. Based upon such decisions and subject to the acceptance of such decisions by the General Partner, the General Partner and the Class A Limited Partner will amend the Agreement (if the decisions of the board of directors of the Class A Limited Partner call for an amendment to the Agreement) to extend the Term and to expand, contract or leave unchanged the size and terms of the Commitment, as applicable. Notwithstanding the foregoing, the Class A Limited Partner can elect to dissolve the Partnership at any time, upon providing the General Partner with at least thirty (30) days prior written notification of such election.

        2.02. Name of the Partnership. The name of the Partnership shall be Advanta Partners LP or such other name as may hereafter be selected by the General Partner.

        2.03.  Activity of the Partnership.

                (a) The Partnership is formed for the purpose of making investments with the objective of seeking capital appreciation. The Partnership will concentrate on opportunities primarily in financial services and secondarily in information/database services. Portfolio Investment situations will include equity and equity-related investments in a range of growth capital and restructuring financings, leveraged and unleveraged acquisitions, including management LBO's, and special situations. The Partnership will not acquire an equity interest in a business in which the Partnership would, upon such acquisition, own 100% of the equity of such business nor enter

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into strategic joint ventures without the prior approval of a majority of the
Board of Directors. If the Partnership proposes to make a Portfolio Investment which would be considered of a type which is part of the Class A Limited Partner's core business except for certain characteristics which would make such investments unsuitable for the Class A Limited Partner, such Portfolio Investments will be made and liquidated by the Partnership only with the prior approval of a majority of the Board of Directors. The Partnership's Portfolio Investments will be made consistent with the Partnership's Business Plan. It is expected that the Partnership will play a proactive role in its Portfolio Investments, seeking to add value to such Portfolio Investments. Nothing contained in the Agreement and nothing in Advanta Corp.'s relationship with the Partnership shall restrict Advanta Corp. from doing whatever transactions, and making whatever investments, it chooses.

        (b) Subject to the principles and limitations set forth in subsection (a) above, the Partnership may invest in both marketable and non-marketable securities, including without limitation, common and preferred stock, debentures, bonds, royalties, promissory notes, evidences of indebtedness, warrants, options, subscription rights of and other participating interests in corporations, partnerships, joint ventures, trusts, proprietorships, other business entities, governments and governmental agencies, and puts, calls, options and other rights or obligations to purchase, sell or subscribe for any of the foregoing and any other similar instruments and documents whether now known or hereafter devised which are or may hereafter be known or referred to as securities (all such items being hereinafter collectively referred to as "Securities"), and may deal in such ways as is customary and in the ordinary course of business of an investment partnership, and in connection therewith, with the prior approval of a majority of the Board of Directors, as to the amount and extent, to borrow funds not exceeding in principal amount at any one time outstanding 10% of total Contributed Capital. The Partnership may arrange for managerial and other support for Persons in which it invests. Subject to the restrictions and provisions contained in Section 8.01, the Partnership shall engage in the activities set forth in this Section 2.03 and no others, except as shall be incidental or related thereto or which may be necessary or desirable in connection therewith.

        2.04. Offices of the Partnership. The principal office of the Partnership shall be initially located at Five Horsham Business Center, 300 Welsh Road, Horsham, Pennsylvania 19044. A



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
secondary office satisfactory to the Class A Limited Partner, will be established in New York City. The Board of Directors may establish such other offices of the Partnership in one or more places as it may from time to time determine.

        2.05. Title to Partnership Property. All property owned by the Partnership, whether real or personal, tangible or intangible, shall be and shall be deemed to be owned by the Partnership as an entity, and no Partner, individually, shall have any ownership of any such property. The Partnership may hold any of its assets in its own name or in the name of one or more nominees, which nominee may be such individuals, corporations, partnerships, trusts or other Persons as the General Partner shall determine.

        2.06.   Representations and Warranties.

                (a) The General Partner represents and warrants to the other parties hereto as follows:

                        (1) The General Partner is a corporation duly organized and validly existing under the Delaware General Corporation Law, and has all requisite power and authority to perform its obligations under and carry on the business contemplated by this Agreement.

                        (2) Neither the execution and delivery of this Agreement nor the performance by such General Partner of any of the transactions or obligations contemplated hereunder will result in any violation of any of the terms or provisions of (i) the articles of incorporation or bylaws of such General Partner, (ii) (whether or not with notice or the passage of time or otherwise) any material agreement to which such General Partner or any Affiliate of such General Partner is a party or by which it is otherwise bound, or (iii) any currently existing law, rule, license, regulation, judgment, order, ruling or decree governing or affecting the operation of the Partnership or such General Partner. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission, other governmental authority or instrumentality, or any securities or commodities exchange or self-regulatory organization is or was required prior to the execution of this Agreement by or with respect to such General Partner or the Partnership in connection with the execution and delivery of this Agreement or the performance of the transactions contemplated hereby.

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        (3)    All necessary action on the part of such General Partner duly to approve the execution, delivery and performance of this Agreement by it has been taken and this Agreement has been duly executed and delivered by it and constitutes a legal, valid and binding obligation of such General Partner, enforceable against it in accordance with its terms.

        (4) Such General Partner agrees to use reasonable efforts to cause the Partnership to be classified for federal income tax purposes as a partnership rather than as an association taxable as a corporation during the life of the Partnership, but in no event shall it have any liability or obligation if it is not so classified as a result of future changes in laws or regulations or changes in interpretation of existing laws or regulations. Any costs or expenses relating to or arising from the use of such efforts shall be borne by the Partnership.

   (b) The Class A Limited Partner represents and warrants to the other parties hereto as follows:

        (1) Such Limited Partner is a corporation duly organized and validly existing under the Delaware General Corporation Law and has all requisite power and authority to perform its obligations under this Agreement.

        (2) Neither the execution and delivery of this Agreement nor the performance by such Limited Partner of any of the transactions or obligations contemplated hereunder will result in any violation of any of the terms or provisions of (i) the certificate of incorporation or bylaws of such Limited Partner, (ii) (whether or not with notice or the passage of time or otherwise) any material agreement to which such Limited Partner or any Affiliate of such Limited Partner is a party or by which it is otherwise bound, or (iii) any currently existing law, rule, license, regulation, judgment, order, ruling or decree governing or affecting the operation of the Partnership or such Limited Partner. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission, other governmental authority or instrumentality, or any securities or commodities exchange or self-regulatory organization is or was required prior to the execution of this Agreement by or with respect to such Limited Partner or the Partnership in connection with the execution and delivery of this Agreement or the performance of the transactions contemplated hereby.

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
                (3) All necessary action on the part of such Limited Partner duly to approve the execution, delivery and performance of this Agreement by it has been taken and this Agreement has been duly executed and delivered by it and constitutes a legal, valid and binding obligation of such Limited Partner, enforceable against it in accordance with its terms.

        (c) Each Class B Limited Partner and Special Limited Partner represents and warrants to the other parties hereto as follows:

                (1) Neither the execution and delivery of this Agreement nor the performance by such Limited Partner of any of the transactions or obligations contemplated hereunder will result in any violation of any of the terms or provisions of (i) (whether or not with notice or the passage of time or otherwise) any material agreement to which such Limited Partner or any Affiliate of such Limited Partner is a party or by which it is otherwise bound, or (ii) any currently existing law, rule, license, regulation, judgment, order, ruling or decree governing or affecting the operation of the Partnership or such Limited Partner. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission, other governmental authority or instrumentality, or any securities or commodities exchange or self-regulatory organization is or was required prior to the execution of this Agreement by or with respect to such Limited Partner or the Partnership in connection with the execution and delivery of this Agreement or the performance of the transactions contemplated hereby.

                (2) This Agreement has been duly executed and delivered by such Limited Partner and constitutes a legal, valid and binding obligation of such Limited Partner, enforceable against such Limited Partner in accordance with its terms.

        (d) Each Limited Partner represents and warrants to the other parties hereto as follows:

                (1) The Limited Partner has acquired or will acquire such Limited Partner's Interest in the Partnership for such Limited Partner's own account as principal for investment and not with a view to the resale or other disposition of all or any part thereof or any interest therein.

                (2) If an individual, the Limited Partner: (i) is at least 18 years of age; (ii) has adequate means of

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
providing for the Limited Partner's current needs and personal contingencies;
(iii) has no need for liquidity in the Limited Partner's investment in Interest in the Partnership; and (iv) all of the Limited Partner's investments in and commitments to non-liquid investments are, and after the purchase of the Interest in the Partnership will be, reasonable in relation to the Limited Partner's net worth and current needs and shall not cause the Limited Partner's overall commitments to such investments to become disproportionate or excessive.

        (3) The Limited Partner is able to bear the economic risk of losing the Limited Partner's entire investment in the Interest in the Partnership.

        (4) The Limited Partner understands that the Interests in the Partnership have not been registered under the Securities Act of 1933, as amended (the "Act") or the securities laws of any state, and are being offered and sold in reliance upon an exemption to such registration and are subject to substantial restrictions on transfer.

        (5) The Limited Partner understands that no public or private market for the Interests in the Partnership is likely to develop and that since the Interests in the Partnership have not been registered under the Act, the Limited Partner cannot and the Limited Partner agrees and understands that the Limited Partner will not sell or otherwise transfer and dispose of any of the Interest in the Partnership unless a registration statement with respect to such transfer or disposition is in effect under the Act and any other applicable state or federal securities laws or such transfer or disposition is exempt from registration under the Act or is otherwise in compliance with other relevant state or federal securities laws or unless the General Partner or the Partnership approve such a sale or transfer (which approval may be withheld). The Limited Partner further understands that: (A) the Partnership has no obligation or intention to register the Interest in the Partnership for resale under any federal or state securities laws or to take any action (including the filing of reports or the publication of information required by Rule 144 under the Act) that would make available any exemption from the registration requirements of such laws; and (B) the Limited Partner therefore may have to be precluded from selling or otherwise transferring or disposing of any of the Interest in the Partnership for an indefinite period of time or at any particular time and may therefore have to bear the economic risk of an investment in the Interest in the Partnership for an indefinite period of time. The Limited

Partner further acknowledges that the Interest in the Partnership may not be sold without the express written consent of the General Partner and compliance with all relevant provisions of the Partnership Agreement, plus all applicable filing fees. The Limited Partner also acknowledges that the Limited Partner will be responsible for compliance with all conditions on transfer imposed by any blue sky or state securities law administrator and will hold the Partnership and the General Partner harmless from any breach thereof.

                (6) The Limited Partner understands that no federal or state agency has approved or disapproved of the Interest in the Partnership, passed upon or endorsed the merits of the offering thereof, or made any finding or determination as to the fairness of the Interest in the Partnership for investment.

                (7) If the Limited Partner is a corporation, partnership, trust or other entity, it is authorized and qualified to become a limited partner in, and authorized to make its capital contribution to the Partnership and it has not been formed for the purpose of acquiring Interest in the Partnership.

                (8) The Limited Partner has such knowledge and experience in financial and business matters that the Limited Partner is capable of evaluating the merits and risks of the Limited Partner's investment in the Partnership and of making an informed investment decision, and the Limited Partner has obtained, in the judgment of the Limited Partner, sufficient information from the Partnership to evaluate the merits and risks of such investment.

                (9) The Limited Partner understands that the Interest in the Partnership is being offered and sold in reliance on specific exemptions from the registration requirements of federal and state securities laws and that the General Partner and the Partnership are relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments, and understandings set forth herein in order to determine the applicability of such exemptions.

                                  ARTICLE III

                    INITIAL CAPITAL AND CONTRIBUTED CAPITAL

        3.01.   Initial Capital; Contributed Capital; Initial
                Contribution; Admission of Additional Partners.

                (a) Each Initial Partner made an initial capital contribution to the Partnership in the amount of $100. Such amount is such Partner's "Initial Capital".

                (b) Prior to the date of this Agreement, each Initial Partner has paid to the Partnership in cash such Partner's Initial Capital.

                (c) In addition to the Class A Limited Partner's Initial Capital, the Class A Limited Partner agrees to make available to the Partnership during the Initial Term an aggregate of $100 million in Contributions (the "Commitment") for Portfolio Investments. The Class A Limited Partner has, prior to the date of this Agreement, already contributed a portion of such amount. Following authorization by the Board of Directors of a Portfolio Investment consistent with the limitations set forth in Section 8.01(b), the Class A Limited Partner will provide the funds it has been called upon by the Partnership's Board of Directors to provide as the Limited Partner's Contribution for such Portfolio Investment, in accordance with the timetable established by the Board of Directors.

                (d) In addition to the Class A Limited Partner's Commitment, upon request made from time to time by the General Partner, the Class A Limited Partner agrees to periodically advance the cash necessary ("Advances") to fund the operating budget of the Partnership during the Initial Term. The Class A Limited Partner's Initial Capital constitutes an Advance. The initial operating budget of the Partnership has been accepted by the Class A Limited Partner. Operating budgets thereafter will be established by the Board of Directors after receiving recommendations with respect thereto from the General Partner. The Class A Limited Partner's Advances will be allocated among Portfolio Investments as follows:

                        (i) Following the end of each fiscal year in which one or more Portfolio Investments are consummated, the amount of accumulated (i.e., not yet allocated because no Portfolio Investments were made in such fiscal year or not yet allocated as hereinafter provided) Advances as of the close of such fiscal year, plus the Hurdle Rate with respect thereto, will be allocated in full to such Portfolio Investments pro rata in accordance with the dollar amount of the Class A Limited Partner's Contributions to such consummated Portfolio Investments. For purposes of applying the Hurdle Rate to Advances, all Advances made in a calendar year will be deemed to have been made on July 1 of such year, except that all Advances made during 1994 will be deemed to have been made on September 15, 1994.

                (ii) If the amount of Advances and associated Hurdle Rate allocated to a particular Portfolio Investment under Section 3.01(d)(i) above would be greater than 20% of the amount of the Class A Limited Partner's Contributions (minus the associated Hurdle Rate) to such Portfolio Investment, such excess will not be allocated to such Portfolio Investment but will be carried forward, increased by the Hurdle Rate, to be allocated, pursuant to
Section 3.01(d)(i), at the end of the succeeding year or years.

        (e) Other than the Hurdle Rate payable to the Class A Limited Partner, no interest shall accrue on any Contributed Capital and no Partner shall have the right to withdraw or to be repaid any Contributed Capital except as and to the extent specifically provided elsewhere in this Agreement.

        (f) Each time the Class A Limited Partner makes a Contribution or an Advance, 1.01% of each such Contribution and Advance shall be credited to Advanta GP. Such amounts credited to Advanta GP shall carry a Hurdle Rate, shall, if Contributions, be credited against the Class A Limited Partner's Commitment, and shall, if Advances, be allocated to Portfolio Investments in the same proportions as the Class A Limited Partner's Advances. Such amounts shall also be deemed to be included in the Class A Limited Partner's Investment, and shall be combined with all other components of the Class A Limited Partner's Investment for purposes of distributions pursuant to Subsections 6.01(a)(i)(A) through (D) and for purposes of computing the Class A Limited Partner's Shared Portfolio Investment Percentage.

        (g) From time to time the Board of Directors may admit to the Partnership Outside Directors as Special Limited Partners. Such admission will be effected by an agreement signed by the Special Limited Partners to be admitted by which they agree to be bound by this Agreement as Special Limited Partners, provided that such agreement is accepted by the Partnership.

Concurrent with such admission to the Partnership, each Special Limited Partner shall pay such Special Limited Partner's Initial Capital. Effective as of such admission, Exhibit A to the Partnership Agreement shall be appropriately modified by the General Partner to reflect such admission and the Investment Amounts of the Special Limited Partners so admitted.

        3.02. Failure of the Class A Limited Partner to Make Additional Contributions or Advances or to Maintain its Commitment. At any time upon thirty (30) days' prior written notice to the General Partner, the Class A Limited Partner may reduce its Commitment to any level, including zero. If the Board of Directors calls upon the Class A Limited Partner to make Contributions and/or Advances as contemplated by the Agreement and the Class A Limited Partner refuses or fails to do so (even if prior notice of a reduction of the Commitment had not been given), or if the Class A Limited Partner reduces its Commitment to any extent, such failure or reduction shall not constitute a breach by the Class A Limited Partner of its obligation hereunder, but the Board of Directors shall independently have the right to dissolve the Partnership under Article XI, at any time, upon providing the Partners with at least thirty (30) days prior written notification of such election.

        3.03. Contribution by the General Partner. On any date on which, pursuant to this Article III, Limited Partners each make payments of Contributed Capital, the General Partner shall have contributed cash, in the aggregate, equal to 1.01% of the aggregate cash Contributed Capital paid by the Limited Partners as of each such date. Amounts credited under Section 3.01(f) shall be deemed to meet, in part, the requirements of this Section 3.03.


                                   ARTICLE IV

                     CAPITAL ACCOUNTS AND PROFITS OR LOSSES

        4.01. Capital Accounts.

              (a) A separate capital account (the "Capital Account") shall be established and maintained for each Partner. The Capital Account of each Partner shall be credited with the amount of such Partner's Contributed Capital, all Profits allocated to such Partner pursuant to Article IV, and any items of income or gain which are specially allocated pursuant to

Section 4.02(b); and shall be debited with the sum of (i) all Losses and deductions of the Partnership allocated to such Partner pursuant to Article IV and (ii) all cash and the Asset Value of any property (net of liabilities assumed by such Partner and the liabilities to which such property is subject) distributed by the Partnership to such Partner. To the extent not provided for in the preceding sentence, the Capital Accounts of the Partners shall be adjusted in accordance with the rules of Treasury Regulation Section 1.704-1(b)(2)(iv), as the same may be amended or revised. Any references in any Section of this Agreement to the Capital Account of a Partner shall be deemed to refer to such Capital Account as the same may be credited or debited from time to time as set forth above. In the event of any transfer of any Interest in the Partnership in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest.

                (b) Except as otherwise specified in Section 11.02(h), no Partner shall be required to pay to the Partnership or to any other Partner the amount of any negative balance which may exist from time to time in such Partner's Capital Account.

        4.02. Allocation of Partners' Profits or Losses.

                (a) Except as provided in Sections 4.03 and 4.04, the Profits or Losses of the Partnership for any applicable Accounting Period shall be allocated among the Partners in the following order and priority:

                        (i) first, an amount of the gross income of the Partnership shall be allocated to Partners receiving distributions on account of the Hurdle Rate pursuant to Section 6.01(a)(i)(B); and

                        (ii) second, Profits and all Losses shall be allocated among the Partners so as to produce, as nearly as possible, Capital Account balances for the Partners (taking into account all prior allocations and distributions, including any allocations under clause (i)) which would equal the amount to which the Partners would be entitled as a liquidating distribution from the Partnership pursuant to Section 11.02(b) and as if the net proceeds available for distribution were an amount equal to the aggregate positive balance in the Partners' Capital Accounts computed after taking into account all allocations of Profit and Loss (or items thereof) for the fiscal period, including those pursuant to this Section 4.02; provided, however, that if the allocation of all or any portion of the Partnership Losses (or items thereof) causes the Capital Account(s) of a Partner or Partners to exceed the amount that they are obligated to restore, or are deemed obligated to restore pursuant to Treasury Regulation Section 1.704-2(g) or (i), the excess, if any, shall be allocated to those Partners, if any, having positive remaining Capital Account balances, in proportion to their relative percentage interests, to the extent of any such positive balances, and thereafter in accordance with the Partners' respective economic risk of loss with respect to any indebtedness to which the remaining Loss or deductions are attributable.

                (b) Allocations of Partnership Profit or Loss (or items thereof) shall be made consistent with the requirements of Treasury Regulation
Section 1.704-2(e), including, without limitation, those provisions relating to allocations of income and deductions attributable to non-recourse debt and partner non-recourse debt. Allocations that would conform to those required by a "minimum gain chargeback" (as defined in Treasury Regulation Section 1.704-2(f)) in addition to the requirements of Treasury Regulation Section 1.704-1(b) (2) (ii) (d), relating to a "qualified income offset," and Treasury Regulation Section 1.704-2(i) (4), relating to the chargeback on account of a decrease in minimum gain attributable to partner non-recourse debt, shall be made in a manner, at a time, and in the amounts consistent with those provisions.

                (c) Except as provided otherwise in this Agreement, for income tax purposes, all items of Partnership income, gain, loss or deduction, and any other allocations not otherwise provided for shall be allocated among the General Partner and the Limited Partners, as a class, in the same proportions they share Profits or Losses, as the case may be, for the relevant Accounting Period.

                (d) In accordance with Code Section 704(c) and the Treasury Regulations thereunder, items of income, gains, loss and deduction with respect to any property contributed to the capital of the Partnership, shall, solely for federal income tax purposes, be allocated among the Partners so as to take into account any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its Asset Value. In the event the Asset Value of any Partnership asset is adjusted pursuant to this Agreement, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take into account any variation between the Adjusted Basis of such asset and its Asset Value in the same manner as under Section 704(c) of the Code and applicable Treasury Regulations, including under Section 704(b) of the Code. Allocations pursuant to this Section 4.02(d) are solely for purposes of federal, state and local taxes and shall not affect or be taken into account in computing Capital Accounts, Profits, Losses and other items or distributions pursuant to this Agreement.

        4.03.  Allocations With Respect to Transferred Interests.

               If Partnership Interests are transferred in accordance with this Agreement, there shall be allocated to the transferor Partner and the transferee Partner during the fiscal year of transfer the product of: (i) the Partnership's Profits or Losses allocable to such Partnership Interest for such fiscal year; and (ii) a fraction, the numerator of which is the number of days such Partner held such Partnership Interest during such fiscal year and the denominator of which is the total number of days in such fiscal year; provided, however, that the Board of Directors may, in its sole discretion (subject to the provisions of Sections 706(d) of the Code), allocate such Profits or Losses by closing the books of the Partnership immediately after the transfer of such Partnership Interest, and provided further, in the case of the sale or other disposition of a Portfolio Investment, Profits or Losses from such sale or other disposition shall be allocated as of the date of such sale or other disposition and distributions of the net proceeds from such sale or other disposition shall be made to the parties who were Partners on the date of such sale or other disposition as if no transfer had been made and all Partners' Capital Accounts shall be adjusted accordingly.

        4.04. Minimum Allocations to the General Partner. Except as provided in Section 4.02(d), any of the provisions of this Agreement to the contrary notwithstanding, the General Partner shall be allocated, pro rata in accordance with their respective Contributed Capital, at least 1% of each material item of Partnership income, gain, loss, deduction and credit.

        4.05. Allocations with Respect to Certain Interests. Allocations of Profits or Losses of the Partnership (or items thereof) with respect to vested percentages in the Carried Interest (as determined under Section 6.01(a)(i)(E) hereof) in a Portfolio Investment or the vested Percentages of a Shared Portfolio Investment shall be made as though the Partnership assets consisted only of the Portfolio Investments acquired by the Partnership during the period of time of the particular Class

B Limited Partner's employment by the Partnership, or the Shared Portfolio Investments with respect to which the particular Special Limited Partner has an interest. In making the determinations required by this Section 4.05, the Board of Directors shall apply the principles set forth in Section 6.01(a)(i)(E).

                                   ARTICLE V

                                   VALUATIONS

        5.01.  Valuation of Portfolio Investments Owned by the Partnership.

               A value determined pursuant to this Section shall be referred to as a "Value". The Value of Portfolio Investments owned by the Partnership and other determinations of Value required under this Agreement shall be determined by the General Partner in accordance with the principles set forth below, subject to approval by the Board of Directors based on the consistent application of said principles and such other guidelines as the General Partner and the Board of Directors may approve from time to time:

               (a) Subject to the specific standards set forth below, the Value of Portfolio Investments shall be their estimated fair value and shall be determined from time to time as required by Article VI hereof or at such other time and for such other purposes as may be deemed necessary or appropriate in the reasonably exercised sole discretion of the Board of Directors. In determining the value of the Interest of any Partner in the Partnership or in any accounting among the Partners or any of them, no value shall be placed on the goodwill or name of the Partnership, and no tax reserves shall be set up for unrealized gains or profits.


               (b) If traded on one or more securities exchanges, the Value of a share or other unit of such Security shall be deemed to be the average of the closing prices for such Security for the last ten days in which the Security traded (or if there shall have been no sale, the average of the closing bid and ask prices) on the principal exchange on which such Security is traded).

               (c) If actively traded over-the-counter, the Value of a share or other unit of such Security shall be deemed to be the average of the closing sale prices for such Security for the last ten days for which such sale prices are available as reported by Nasdaq, if the Securities are included in the Nasdaq National Market, otherwise as reported by the National Quotation Bureau.

                (d) If there is no active public market, the Value of Securities shall be the estimated fair value thereof, as determined in good faith by the Board of Directors, taking into consideration the cost of such Securities, developments concerning the issuer of such Securities subsequent to the acquisition of such Securities, the financial data and projections of such issuer provided to the Partnership and such other factor or factors as the Board of Directors may deem relevant; provided, however, that the Value of such Securities shall, in any event, be based upon the price at which the issuer thereof has issued securities of the same class as the Securities being valued (or securities convertible into or exchangeable for such Securities) in a substantial placement in which at least 50% of the securities sold were purchased by investors unaffiliated with the Partners, unless (i) the issuer of the Securities has been self-financing for the preceding two fiscal years or
(ii) there is strong and convincing evidence to support a different value.

                (e) The Value of publicly traded Securities shall reflect, where appropriate, a discount to reflect a lack of depth or liquidity in the relevant market.

                (f) With respect to Securities which are Restricted Investments, the Value of such Securities shall be discounted by an amount which, in the good faith judgment of the Board of Directors, reflects the effect of the restrictions on transfer on the Value of such Securities, including, without limitation, the remaining period of time, under applicable federal and state securities laws, that such restrictions on transfer will continue and the nature and extent of any available registration rights.

                (g) The Value of Portfolio Investments other than cash and Securities shall be the estimated fair value thereof as determined in good faith by the Board of Directors.

                (h) For purposes of this Agreement, Securities or other properties distributed to the Partners shall be valued in accordance with this
Article V, as of the date of distribution.

                (i) Notwithstanding the foregoing, if the Board of Directors and the General Partner believe there is strong and convincing evidence to fix the Value of a Security at an amount other than the amount called for by the foregoing provisions, the Board of Directors and the General Partner may fix the Value at such other amount.

                (j) Notwithstanding the foregoing, in calculating Value for purposes of calculating and determining the existence and extent of an Unrealized Loss, such Value shall not reflect, with respect to any Securities, any discount of the types described in Subparagraphs 5.01(e) and (f) above.

                                   ARTICLE VI

                                 DISTRIBUTIONS

        6.01    Distributions.

                (a) The General partner shall be obligated to distribute to the Partners all dividends, interest, principal repayments or other distributions received from a Portfolio Investment, and all proceeds realized by the Partnership from the sale or disposition (whether for cash or for securities, including any exercise of Advanta's purchase option under Section 12.01) of any Portfolio Investment, subject to Sections 6.01(a) (vii) and 6.01(f) hereof. Distributions may be in cash or in kind; provided, however, that all Partners shall receive proceeds of any particular distribution in the same form, whether in cash or in kind. Except as otherwise provided in this Agreement, all distributions in accordance with this Section 6.01(a) shall be made in the following order and priority:

                    (i) All distributions, including liquidating distributions, shall be made to the Partners as follows:

                        (A) first, to the Class A Limited Partner to return the Class A Limited Partner's Investment in such Portfolio Investment, subject to
Section 6.01(a) (iii) below; provided, however, that if the Portfolio Investment is a Shared Portfolio Investment, the distributions pursuant to this clause (A) shall be made to the Class A Limited Partner and the Special Limited Partners, in proportion to their respective Shared Portfolio Investment Percentage, to return to them their respective Investment in the Shared Portfolio Investment, to the extent of their Investment in the Shared Portfolio Investment;

                        (B) second, to the Class A Limited Partner to pay the Hurdle Rate attributable to such Portfolio Investment; provided however, that if the Portfolio Investment is a Shared Portfolio Investment, the distributions pursuant to this clause (B) shall be made to the Class A Limited Partner and the Special Limited Partners to pay their respective Hurdle Rates with respect to the Shared Portfolio Investment, pro rata in accordance with the amount of their Hurdle Rate that is unpaid at the date of distribution;

                        (C) third, to the Class A Limited Partner to pay the amount of any of the Class A Limited Partner's Shortfalls;

                        (D) fourth, to the Class A Limited Partner to pay the amount of any Unrealized Loss not previously distributed to the Class A Limited Partner;

                        (E) With the remainder divided 80% to the Class A Limited Partner and the Special Limited Partners as a class, 5% to Advanta GP, and 15% (the "Carried Interest") to the Class A Limited Partner and the Class B Limited Partners, as a class. The Carried Interest shall vest in the Class B Limited Partners, and shall be allocated among the Class B Limited Partners, in accordance with an Allocation and Vesting Agreement dated as of May 9, 1995, as such Agreement may be amended from time to time (the "Allocation and Vesting Agreement"). The portion of the Carried Interest not allocated to the Class B Limited Partners under the Allocation and Vesting Agreement shall be allocated solely to the Class A Limited Partner. The distributions to the Class A
Limited Partner and the Special Limited Partners, as a class, shall be allocated among them based on their respective Shared Portfolio Investment Percentages. If the Portfolio Investment is not a Shared Portfolio Investment, the Shared Portfolio Investment Percentage of the Special Limited Partners shall be 0%.

                        (F) Distributions made to the Special Limited Partners, as a class, shall be allocated among them in the same percentage as their Shared Portfolio Investment Percentage bears to the Aggregate Shared Portfolio Investment Percentages of all of the Special Limited Partners in the class.

                (ii) If the Class A Limited Partner has an Unrealized Loss with respect to more than one Class A Limited Partner's Investment, payments of Unrealized Loss shall be allocated between or among such Class A Limited Partner's

Investments pro rata in accordance with the respective dollar amounts of such Class A Limited Partner's Investments.

                (iii) Distribution to the Class A Limited Partner of Unrealized Loss shall be deemed to be a return of the Class A Limited Partner's Investment in the Portfolio Investment to which such distribution relates and accordingly, the amount of the Class A Limited Partner's Investment upon which the Hurdle Rate is paid will be correspondingly adjusted downward.

                (iv) If at the time of a distribution with respect to a Portfolio Investment pursuant to Section 6.01(a)(i), some or all of the amount that would otherwise have been distributed on account of the Carried Interest is not so distributed because of the distribution to the Class A Limited Partner of Unrealized Loss, the reduction in the amount of such distributions on account of Carried Interest by reason of distribution of Unrealized Loss (such reduction is referred to herein as the "Specified Amount") shall be maintained in the Partnership's records for each Class B Limited Partner, and shall be paid to such Class B Limited Partner, together with interest thereon at the Hurdle Rate, from the subsequent disposition by the Partnership of each Portfolio Investment with respect to which an Unrealized Loss was distributed to the Class A Limited Partner; provided, however, that no such payment shall be made until and unless the amount of the Class A Limited Partner's Investment and associated Hurdle Rate has been paid and provided, further, that payment of such Specified Amount and the Hurdle Rate thereon shall be made only from amounts representing the 15% distribution to be made pursuant to Section 6.01(a)(i)(E) above. The Specified Amount to be distributed shall be up to 15% of the amount, if any, by which the Unrealized Loss distributed to the Class A Limited Partner with respect to such Portfolio Investment exceeds the actual realized loss for such Portfolio Investment.

                (v) In the event of a partial liquidation or partial sale of a Portfolio Investment, the Portfolio Investment which is liquidated or sold, or in respect of which a distribution of liquidation or sale proceeds is made, shall be treated as having been comprised from inception as two portfolio
Investments: one being the Portfolio Investment then being liquidated or sold and the other being a Portfolio Investment in respect of which no liquidation, sale or distribution is then being made. The Class A Limited Partner's Investment, and the Special Limited Partners' Investment if the Portfolio Investment is a Shared Portfolio Investment, and related Hurdle Rate will be appropriately allocated between the two Portfolio Investments.

                (vi) A leveraged recapitalization of a Portfolio Investment shall be deemed to be, to the extent of a distribution of the leverage proceeds, a dividend distribution from the applicable Portfolio Investment.

                (vii) All cash proceeds received by the Partnership in respect of a Portfolio Investment shall be distributed in accordance with this Section 6.01, unless retention thereof by the Partnership is determined by the Board of Directors, in the exercise of their reasonable discretion, to be necessary or reasonable to provide for expenses, whether or not accrued, obligations or contingencies in respect of such Portfolio Investment.

        (b) The Board of Directors may direct the General Partner to cause the Partnership to make distributions to the Partners (other than distributions required to be made pursuant to subsection (a) hereof), at such times and intervals as the Board of Directors may deem appropriate.

        (c) The amount of Investments returned to the Class A Limited Partner pursuant to Section 6.01(a), less the portion of such Investments attributable to Advances and Hurdle Rates, will, to such extent, restore the Class A Limited Partner's Commitment; provided, however, that the Class A Limited Partner's Commitment will become zero at the end of the Initial Term unless such Commitment is extended pursuant to the terms of the Agreement.

        (d) If Advanta requests the Partnership to undertake a Portfolio Investment which Partnership would not undertake at its own initiation and the Partnership determines in its discretion to do so, and on liquidation of such Portfolio Investment the Class A Limited Partner fails to recoup its Investment and receive the Hurdle Rate, such Shortfall shall not be treated as having occurred for purposes of calculating the Class A Limited Partner Unrealized Loss on the liquidation of subsequent Portfolio Investments. Additionally, the Class A Limited Partner's Contribution to such Portfolio Investment under such circumstances shall not be treated as part of the Class A Limited Partner's Commitment.

        (e) Notwithstanding the foregoing provisions of Section 6.01(a)(i)(E), with respect to distributions to be made to Partners of distributions from Advanta Partners 101 LP to the Partnership, each amount, if any, to be distributed to the Partners pursuant to Section 6.01(a)(i)(E) shall be calculated as follows: after calculating the amount distributable to each Partner pursuant to the terms of Section 6.01(a)(i)(E), an amount of the AP101 Distribution shall be reallocated from the Class A Limited Partner and Advanta GP to the Class B Limited Partners so that the share of the Class B Limited Partners in the AP101 Distribution shall be calculated as if no portion of the AP101 Distribution were allocable to Advanta 101 GP.

                (f) The Partners hereby agree that if, pursuant to a request of the Class A Limited Partner under this Section 6.01(f) (which request may be made by the Class A Limited Partner in its sole discretion), the capital stock and/or the assets of GEII is distributed to the Class A Limited Partner (and/or its Affiliates), there will be distributed to Hollin and Neems, if they are then Class B Limited Partners on account of their Carried Interest in GEII, in full satisfaction and discharge thereof, $1,471,800 to Hollin and $480,000 to Neems in such form and kind as is determined by the Class A Limited Partner as would be tax effective from the standpoint of the Class A Limited Partner (and its Affiliates), without jeopardizing the tax results to the Class B Limited Partners. In the event of any inconsistency between this paragraph and any other provision of the Agreement, the provisions of this paragraph shall control and take precedence.

        6.02.   Taxes Withheld.

                (a) Unless treated as a "Tax Payment Loan" (as hereinafter defined), any amount paid by the Partnership for or with respect to any Partner on account of any withholding tax or other tax payable with respect to the income, profits or distributions of the Partnership pursuant to the Code, Treasury regulations, or any state or local statute, regulation or ordinance requiring such payment (a "Withholding Tax Act") shall be treated as a distribution to such Partner for all purposes of this Agreement, consistent with the character or source of the income, profits or cash which gave rise to the payment or withholding obligation. To the extent that the amount required to be remitted by the Partnership under the Withholding Tax Act exceeds the amount then otherwise distributable to such Partner, the excess shall constitute a loan from the Partnership to such Partner (a "Tax Payment Loan") which shall be payable upon demand and shall bear interest, from the date that the Partnership makes the payment to the relevant taxing authority, at the highest

"Prime Rate" as published as such from time to time in The Wall Street Journal, or its successor as a nationally recognized daily financial newspaper, plus 2 percentage points, compounded monthly. So long as any Tax Payment Loan or the interest thereon remains unpaid, the Partnership shall offset future distributions due to such Partner under this Agreement by applying the amount of any such distribution first to the payment of any unpaid interest on all Tax Payment Loans of such Partner and then to the repayment of the principal of all Tax Payment Loans of such Partner.

                (b) The General Partner shall have the authority to take all actions necessary to enable the Partnership to comply with the provisions of any Withholding Tax Act applicable to the Partnership and to carry out the provisions of this Section. Nothing in this Section shall create any obligation of the General Partner to advance funds to the Partnership or to borrow funds from third parties in order to make any payments on account of any liability of the Partnership under a Withholding Tax Act.

                                  ARTICLE VII

                        ADDITIONAL CAPITAL CONTRIBUTIONS
                          BY SPECIAL LIMITED PARTNERS

        7.01 Opportunity to Participate. With respect to the Partnership's investment in each of RMH Teleservices, Inc., Sky Alland Research, Inc. and Harmonic Systems Incorporated, each Special Limited Partner has made additional capital contributions in the amount set forth opposite such Partner's name on Exhibit A hereto. With respect to the first seven Portfolio Investments made by the Partnership after the date hereof, each Special Limited Partner who is, at the time of such investment, an Outside Director, shall make additional capital contributions to the Partnership and shall acquire a share of the Partnership's distributions, profits and losses arising from such Portfolio Investment, subject to the terms set forth in this Agreement. The Special Limited Partners shall also have the right to make follow-on investments in Portfolio Investments as set forth in Section 7.02(b).

        7.02 Procedures Relating to Additional Capital Contributions by Special Limited Partners

                (a) Prior to making a proposed Portfolio Investment after the execution of this Agreement, the Partnership will notify each of the Special Limited Partners who are, as of such time, Outside Directors, of such Portfolio Investment and provide information with respect thereto as the Partnership deems appropriate. Each of the Special Limited Partners will, within ten days after such notice (the "Investment Notice") is sent to them by the Partnership, make additional capital contributions to the Partnership with respect to the first seven of such Portfolio Investments actually made by the Partnership after the date hereof and shall do so by sending to the Partnership the Special Limited Partner's check to the Partnership's order in the amount (the "Investment Amount") set forth opposite such Special Limited Partner's name on Exhibit A hereto. In the event a Special Limited Partner fails to timely make any such additional capital contribution then, at the General Partner's option, such Special Limited Partner shall lose his opportunity to participate in any future Portfolio Investments of the Partnership with respect to which any Investment Notice is sent by the Partnership within twelve months after the date on which the Partnership sent the Investment Notice to the Special Limited Partners relating to the investment for which the Special Limited Partner did not timely make the additional capital contribution, and this shall be the Partnership's sole remedy against the Special Limited Partner with respect to any such failure.

        (b) Each special Limited Partner will have the opportunity to participate in investments made by the Partnership which are determined by the General Partner to be follow-on investments with respect to Portfolio Investments for which such Special Limited Partner has made additional capital contributions if, and only if, the per-unit price at which the Partnership is making such follow-on investment is less than the per-unit price at which it made its initial investment in the securities of the issuer of the Portfolio Investment; and in such event such Special Limited Partner will have the opportunity to make additional capital conditions to the Partnership in order to prevent dilution of his interest in such Portfolio Investment, provided that such additional capital contributions are made within ten days after a notice requesting such additional capital contribution is sent by the General Partner to such Special Limited Partner.

                                  ARTICLE VIII

                                   MANAGEMENT
                                   ----------

        8.01. AUTHORITY OF THE BOARD OF DIRECTORS.

                (a) The Partnership shall be governed by the board of directors of the General Partner, acting in their capacity as the Partnership's Board of Directors. Such board of directors is referred to in this Agreement as the Partnership's "Board of Directors." The members of the Board of Directors shall be free to consult with Advanta GP and with Advanta, and may act in accordance with directions received from Advanta GP and/or Advanta. The day to day management and operation of the Partnership will be directed by the General Partner.

                (b) A majority of the members of the Board of Directors then in office shall be necessary to constitute a quorum for the transaction of business, and the acts of a majority of the members of the Board of Directors in office shall be the acts of the Board of Directors. The Board of Directors may also act by unanimous consent in writing.

                (c) The Board of Directors may elect a Chairman of the Board to preside at meetings of the Board (initially to be Dennis Alter).

                (d) Meetings of the Board of Directors shall be held whenever ordered by the Chairman of the Board, if any, or by a majority of the directors in office. Written notice stating the place and time of any meeting of the Board shall be sufficient if given at least one day in advance of the time fixed for the meeting, and notice may be given to the recipient either personally or by sending a copy thereof by first class or express mail, postage prepaid, or by telegram (with messenger service specified), telex or TWX (with answerback received), or next day courier service, charges prepaid, or by telecopier, to such recipient's address (or to such recipient's telex, TWX, telecopier or telephone number) appearing on the books of the Partnership or supplied by such recipient to the Partnership for the purpose of notice. If the notice is sent by mail, telegraph or courier service, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office or courier service for delivery to that person, or in the case of telex or TWX, when dispatched; provided, that in any case where only one day's notice is being given, notice must be given at least 24 hours in advance by delivery in person, telephone, telex, TWX, telecopier or similar means of communication.

        (e) Any member of the Board of Directors may participate in any meeting of the Board of Directors or of any committee (provided such director is otherwise entitled to participate), be counted for the purpose of determining a quorum thereof and exercise all rights and privileges to which such member of the Board of Directors might be entitled were he or she personally in attendance, including the right to vote, or any other rights attendant to presence in person at such meeting, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

        (f) The Partnership policy with respect to compensation and expense reimbursement for directors shall be determined by the General Partner.

        (g) Except as otherwise expressly provided in this Agreement, all policy matters and material decisions with respect to any matter set forth herein or otherwise affecting or arising out of the conduct of the business of the Partnership shall be made by the Board of Directors. Specifically, but not by way of limitation, the Board of Directors:

                (1) shall determine the Portfolio Investment acquisitions and dispositions to be made by the Partnership, after receiving recommendations by the General Partner. A Portfolio Investment will not be made without the affirmative recommendation of the General Partner. The Class A Limited Partner shall not be called upon to contribute more than $20 million to any single Portfolio Investment, or to contribute more than $50 million to Portfolio Investments in any 12-month period;

                (2) has authority to direct the General Partner to execute and deliver, in the name and on behalf of the Partnership, such documents and instruments and to take such other action as the Board of Directors may deem appropriate for the conduct of the Partnership's business;

                (3) has authority to direct the General Partner to cause the Partnership to lend money to one or more Portfolio Investment companies for any purpose related to the Partnership's Portfolio Investments in such portfolio companies;

                (4) has authority to direct the General Partner to cause the Partnership to acquire property, real or personal, as the Board of Directors may in its sole discretion deem necessary or appropriate for the conduct of the Partnership's business and to sell, exchange, or otherwise dispose of all or any part of the Partnership's property;

                (5) has authority to direct the General Partner to cause the Partnership to employ such agents, employees, managers, accountants, attorneys, investment advisors, consultants and other Persons necessary or appropriate to carry out the business and affairs of the Partnership and to cause the Partnership to pay such reasonable fees, expenses, salaries, wages and other compensation to such Persons as the Board of Directors shall in its sole discretion determine;

                (6) has authority to direct the General Partner to cause the Partnership to make elections under the Code, as amended, (including, without limitation, elections under Section 754 or any similar provisions enacted in lieu thereof, or any corresponding provisions of state tax laws), and in connection therewith, each of the Partners agrees, upon request of the Board of Directors or a General Partner, to supply the information necessary to properly give effect to such elections, and the Partners hereby designate Advanta GP as the Partnership's "Tax Matters Partner", as such term is used in the Code; and

                (7) has authority to delegate particular authority to the General Partner.

        8.02. Certain Compensation Matters. In the event any director's fees or other fees or remuneration are paid to any of the Class B Limited Partners, or any of their Affiliates (excluding the Partnership), by any Person in which the Partnership has a Portfolio Investment, the amount of compensation payable to the Class B Limited Partners by the Partnership shall be reduced by an amount equal to the amount of such fees or compensation. In the event the aggregate credits under this Section 8.02 against compensation payable by the Partnership to any Class B Limited Partner exceed the aggregate projected amount of compensation payable by the Partnership to such Class B Limited Partner for the twelve month period after such credits are determined, such excess shall be promptly paid to the Partnership by such Class B Limited Partner. Non-cash remuneration consisting of goods or services paid to a Class B Limited Partner by any Person in which the Partnership has a

Portfolio Investment shall be taken into account when received, at fair value as determined by the Board of Directors.

        8.03. Services of the General Partner and Board of Directors. Subject to any express exceptions set forth in any employment agreement with the Partnership, during the existence of the Partnership, the General Partner shall devote its full time and effort to the Partnership business to promote the interests of the Partnership consistent with the General Partner's fiduciary duty to the Partnership. Nothing in this Agreement shall be deemed to preclude any of the General Partner's officers (other than the Class B Limited Partners to the extent provided by any employment agreement between such parties and the Partnership), directors or equity owners or any member of the Board of Directors from engaging in other businesses, and in no event shall any of the Partners be entitled to any interest in or profits from any such other business by reason of their being a Partner in the Partnership.

        8.04. Compensation and Dealings with Partnership. Except for the interests granted to the Partners under this Agreement in the Profits or Losses of and distributions from the Partnership, neither the General Partner nor the Class A Limited Partner shall receive any compensation for services rendered in connection with the management or operation of the Partnership or its business. The Class A Limited Partner may deal with the Partnership in connection with the management and operation of the Partnership as an independent contractor or as an agent for others, and may receive from such others or the Partnership normal profits, compensation, commissions, or other income incident to such dealings, but only with the prior written consent of the Board of Directors to such dealings and to the terms and conditions of, and the profits, compensation, commissions or income to be derived from such dealings. The Class B Limited Partners may receive compensation for services from the Partnership in their capacities as employees of the Partnership.

        8.05. No Loans to Partners, Etc. The Partnership shall be permitted to lend funds, securities or other property of the Partnership only with the prior approval of the Board of Directors. Except for any Tax Payment Loan authorized under Section 6.02, any Loan to any Partner, any Affiliate of a Partner, or any director, officer, partner or equity owner of a Partner or Affiliate of a Partner, other than to a Person in which the Partnership has a Portfolio Investment must be approved by the Board of Directors and the Class A Limited Partner.

        8.06 LIABILITY OF THE GENERAL PARTNER, BOARD OF DIRECTORS MEMBERS AND OTHERS.

                (a) The General Partner, the officers, directors and shareholders of the General Partner, the members of the Board of Directors, the employees of the Partnership and any person serving at the request of the Board of Directors or the General Partner on the board of directors of a Person in which the Partnership has a Portfolio Investment (individually, an "Acting Member") shall not be liable, responsible or accountable in damages or otherwise to the Partnership or to any of the Partners for any act or omission performed or omitted in good faith on behalf of the Partnership and in a manner reasonably believed to be within the scope of the authority granted to such Person by this Agreement or by the Board of Directors or the General Partner and to be in the best interests of the Partnership, except for such person's own bad faith, gross negligence, recklessness, willful misconduct, fraud or a material and intentional breach of this Agreement in bad faith.

                (b) No Acting Member shall be liable to the Partnership or to any of the Partners for any tax, or penalty or interest related thereto, imposed upon the Partnership or any Partner.

                (c)(i) The Partnership shall indemnify, hold harmless and defend each past and present Acting Member and their requisite successors, heirs and personal representatives, (individually, a "Defended Person"), from and against any and all loss, claims, damages, liabilities joint and several, expenses, judgments, fines, settlements and other amounts, including, without limitation, reasonable attorney's and accountant's fees and disbursements, arising from any and all claims, demands, actions, suits or proceedings (civil, criminal, administrative or investigative) in which such Defended Person shall be involved as a party or otherwise, or be threatened to be made a party, by reason of any action taken or alleged to have been taken or omitted to have been taken in connection with or in any way related to the activities or affairs of the Partnership, if such action or omission:

                        (A) Was taken or omitted in a manner reasonably believed by such Defended Person to be within the scope of authority conferred by law or this Agreement; and

                        (B) Was authorized or consented to by the Board of Directors or the General Partner or was an action taken on behalf of the General Partner; and

                        (C) Was taken or omitted in good faith either on behalf of the Partnership or in furtherance of the interests of the Partnership, provided that the action or omission of such Defended Person did not constitute bad faith, gross negligence, recklessness, willful misconduct, fraud or a material and intentional breach of this Agreement in bad faith.

                (ii) To the extent that such Defended Person has been successful on the merits or otherwise in defense of any proceedings referred to herein, or in defense of any claim, issue or matter therein, or even if the Defended Person has been unsuccessful in such, but would otherwise be entitled to indemnity pursuant to the standards set forth in clauses A, B and C above, the Partnership shall assume liability for all expenses actually and reasonably incurred by such Defended Person in connection therewith. The Partnership may, at its option, choose to assume the defense of a Defended Person by counsel selected by the Partnership with the consent of such Person, which consent shall not be unreasonably withheld. The termination of a proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that such Defended Person did not act in accordance with the standards set forth above. No settlement of any matter referred to herein shall be entered into by a Defended Person without the consent of the Partnership, which consent shall not be unreasonably withheld. If the Partnership shall reject a settlement proposed by a Defended Person, then, in addition to any other indemnification for which the Partnership may be liable hereunder, the Partnership shall be liable, without limitation or restriction hereunder, to indemnify such Defended Person for the excess of any of the amount for which such Defended Person is ultimately liable, by judgment, settlement or otherwise, over the amount of the settlement rejected by the Partnership. The Partnership shall indemnify a Defended Person from liability with respect to a claim, issue or matter for which such Defended Person shall have been adjudged to be liable for misconduct in the performance of such Defended Person's duty to the Partnership only to the extent that the court in which such action was brought, or another court of appropriate jurisdiction, determines upon application that, despite the liability, but in view of all the circumstances of the case, such Defended Person is fairly and reasonably entitled to be spared from liability for such expenses which such court shall deem proper.

                (iii) It is the intent of this Section that the Partnership will indemnify the Defended Persons from and against liability to the maximum extent permitted by law, subject to the provisions hereof. The General Partner, however, shall at no time or for any reason attempt to require the Limited Partners to directly satisfy all or any portion of the indemnification obligations of the Partnership to the Defended Persons pursuant to this Section. Accordingly, the Class A Limited Partner shall have no obligation to provide indemnification under this Agreement to the extent of its remaining Commitment or otherwise.

                (iv) Costs and expenses incurred in defending or responding to any pending or threatened action, proceeding or investigation shall be advanced by the Partnership (to a maximum of $250,000 unless a greater amount is approved by the Board of Directors) on behalf of the Defended Person who is the subject thereof in advance of the final disposition of such action, proceeding or investigation. However, any such Defended Person must agree in writing to repay such advance if it shall ultimately be determined that the Partnership shall not indemnify such Defended Person from liability pursuant to this Section.

                (v) The indemnification obligation of the Partnership set forth in this Section shall terminate as of the date the Partnership's Certificate of Limited Partnership shall have been cancelled and the assets of the Partnership shall have been distributed as provided herein.

        (d) The provisions of this Section shall not be deemed to be exclusive of any other rights to which the Defended Person may be entitled under any agreement, or as a matter of law, or otherwise.

        (e) The Board of Directors shall have the power to purchase and maintain insurance, at the expense of the Partnership, on behalf of the Acting Members against any liability asserted against or incurred by them in any capacity covered by the indemnification provisions of this Section, whether or not the Partnership would have the power to indemnify and defend the Defended Persons against such liability under the provisions of this Agreement. No such insurance, however, shall apply to suits by any Limited Partner directly or derivatively.

        (f) The Board of Directors or the General Partner may cause the execution of any of its power hereunder or perform any duties hereunder either directly or by or through agents or attorneys, and the Board of Directors or General Partner, as the case may be, shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

        8.07. Limitations on the Limited Partners. Nothing contained herein shall be deemed to confer on a Limited Partner a right, in its capacity as a Limited Partner, to (a) take part in the control of the business or affairs of the Partnership; (b) have any voice in the management or operation of any Partnership property; (c) have the authority or power to act as agent for or on behalf of the Partnership or any other Partner; (d) do any act which would be binding on the Partnership or any other Partner; or (e) incur any expenditures on behalf of or with respect to the Partnership.


                                   ARTICLE IX

                        BOOKS, RECORDS AND BANK ACCOUNTS

        9.01. Books and Records. The General Partner shall keep accurate books of account and records with respect to the operation of the Partnership and this Agreement. Such books and records shall be maintained at the principal place of business of the Partnership, or at such other place as the General Partner, with notice to the Class A Limited Partner, shall determine. The General Partner hereby agrees to preserve all financial and accounting records pertaining to the operation of the Partnership and this Agreement during the term of the Agreement and for six years thereafter, and during such period the Class A Limited Partner, shall, at its own cost and expense, have the right to audit such books and records for the purpose of verifying all records in regard thereto to the fullest extent authorized and permitted by law, but not more than one audit may be conducted in any twelve month period. The General Partner shall have the right to preserve all records and accounts in original form or on microfilm, magnetic tape, or any similar process.

        9.02. Accounting Basis and Fiscal Year. The Partnership shall prepare its financial statements in accordance with generally accepted accounting principles as from time to time are in effect on a calendar year basis, taking account of the allocations in Article IV, and shall prepare its income tax information returns using the accrual method of accounting on a calendar year basis.

        9.03. Financial Reports. Within 60 days after the end of each quarter, the General Partner shall cause to be prepared and sent to the Class A Limited Partner an unaudited balance sheet and statement of profit and loss of the Partnership. Within 90 days after the end of each fiscal year, or as promptly thereafter as practicable, the General Partner shall cause to be prepared and sent to (i) each Limited Partner (other than the

Special Limited Partners) an audited financial report of the Partnership and
(ii) to each Special Limited Partner a copy of any financial statements of any person in which a Shared Portfolio Investment has been made (and if such person files reports with the Securities and Exchange Commission under the Securities Exchange Act of 1934 a copy of any reports so filed), in each case which have been received by the Partnership within the prior twelve months, a report of the distributions, profits and losses of the Partnership attributable to the Portfolio Investments in which such Special Limited Partner elected to make a capital contribution pursuant to the provisions of this Agreement, and such other information relating to such Portfolio Investments as the General Partner shall determine. Such audited financial report shall be audited by the Accounting Firm. The cost of all such reporting shall be paid by the Partnership as a Partnership expense. The Special Limited Partners hereby agree that it would not be reasonable for the Partnership to be required to send to them, or permit them to have access to, financial statements, reports or other information relating to any matters other than the Portfolio Investments with respect to which they made capital contributions.

        9.04 BANK ACCOUNTS. The assets of the Partnership shall be held by one or more custodian banks appointed by the Board of Directors. All funds of the Partnership shall be deposited in one or more accounts maintained at the custodian bank(s). All such funds and assets shall be and remain the property of the Partnership and shall be received, held and disbursed by the General Partner or its designee for the purposes specified in this Agreement. There shall not be deposited in any of said accounts any funds other than funds belonging to the Partnership, and no other funds shall in any way be commingled with such funds. The General Partner may, subject to any policies adopted by the Board of Directors, invest such funds in such temporary investments as they may deem appropriate, including but not limited to banking and savings accounts, U.S. government obligations, prime grade commercial paper, certificates of deposit, money market instruments, or similar low risk, high quality income securities. The General Partner shall not be liable or responsible for any loss resulting from the failure of any custodian bank so designated.

                                   ARTICLE X

                    ASSIGNABILITY AND PURCHASE OF INTERESTS

        10.01.  Substitution and Assignment of a Partner's Interest.

                (a) A Partner may not sell, transfer, assign, pledge or otherwise dispose of (collectively, "disposition") all or any part of its Partnership Interest (except by operation of law) except pursuant to an amendment to the Agreement, signed by the General Partner and the Class A Limited Partner, setting forth the terms and conditions of any such disposition; no transferee of a Partnership Interest pursuant to this provision or any other provision of this Agreement shall become a General Partner or a substituted Limited Partner under the Act unless approved by the General Partner and the Board of Directors, which approval may be withheld arbitrarily. Notwithstanding the foregoing, no transfer of a Limited Partner's interest will be permitted if it affects the continuity of the Partnership under Section 708 of the Code.

                (b) If any transfer of all or any portion of a Partnership Interest is made pursuant to any provision of this Agreement, the assignor and assignee shall be jointly and severally liable to the Partnership to pay any fees and expenses incurred by the Partnership as a result of such transfer, promptly after demand therefor is made.

        10.02. Admission of Additional Partners. Additional Partners may be admitted to the Partnership only pursuant to, and upon the terms set forth in, an amendment to the Agreement executed by the General Partner and the Class A Limited Partner upon authorization to do so by the respective boards of directors of such Partners.

        10.03. Withdrawal of Partners. A Limited Partner (other than a Special Limited Partner) may withdraw from the Partnership at any time. A General Partner may withdraw from the Partnership at any time; provided, that such withdrawal will not be permitted if it affects the continuity of the Partnership under Section 708 of the Code.

                                   ARTICLE XI

                          DISSOLUTION AND TERMINATION

        11.01. Event of Dissolution. The Partnership shall be dissolved upon the earliest of:

                (a) a date designated by written agreement of the General Partner and the Class A Limited Partner or in a notice to dissolve, provided pursuant to Section 2.01, from the Class A Limited Partner to the General Partner;

                (b) the withdrawal, Bankruptcy or dissolution of a General Partner unless (i) the remaining General Partner, if any, agrees to continue the Partnership or (ii) if there is no remaining General Partner, within thirty
(30) days a majority in interest of the remaining Partners agree in writing to continue the Partnership and admit a new General Partner;

                (c) at 12:00 midnight, on the date provided for in Section 2.01, unless extended by agreement of the Partners; and

                (d) a date designated in a notice to dissolve by the Board of Directors provided pursuant to the terms of Section 3.02.

        11.02.  Liquidation.

                (a) Dissolution of the Partnership shall be effective on the day on which the event occurs giving rise to the dissolution, but the Partnership shall not terminate until the Partnership's Certificate of Limited Partnership shall have been canceled and the assets of the Partnership shall have been distributed as provided herein. Notwithstanding any possible implication to the contrary, which implication is not intended, and in accordance with applicable law, dissolution of the Partnership shall not require the liquidation of any Portfolio Investment to occur at any faster rate than ordinary prudent business judgment would have required absent the dissolution, within the limit of the Initial Term.

                (b) Upon the dissolution of the Partnership, a full account of the assets and liabilities of the Partnership shall be taken and the assets and liabilities of the Partnership shall be liquidated by the General Partner, subject to Section 11.02(e), in the manner determined by the Board of Directors, and the proceeds thereof, as and when available, shall be applied as follows and in the following order of priority:

                (i) to the payment of all debts, taxes, obligations and liabilities of the Partnership, and the necessary expenses of liquidation (including, without limitation, any liabilities to Partners); and where a contingent debt, obligation or liability exists, a reserve shall be set up to meet it, and, if and when said contingency shall cease to exist, the assets, if any, remaining in said reserve shall be distributed as provided in this Article XI; and

               (ii)  then to the Partners in accordance with Section 6.01(a)(i).

        (c) Upon any termination of the Partnership, the name of the Partnership and its good will shall not be appraised, sold or otherwise liquidated but shall be and remain the exclusive property of the Advanta GP.


        (d) Within 60 days after the termination of the Partnership, and at such time as the liquidation of the Partnership shall have been completed, the General Partner shall cause to be prepared and forwarded to each Partner financial statements of the Partnership, prepared in accordance with Section
9.02 hereof.

        (e) The liquidation of the Partnership shall be administered by the General Partner, unless the event causing the dissolution of the Partnership is an event set forth in Section 11.01(b), and has occurred with respect to the General Partner, in which case the liquidation of the Partnership shall be managed by a liquidator appointed by the Class A Limited Partner.

        (f) Except as otherwise provided herein, during the period of liquidation of the Partnership following its dissolution, the Partners shall continue to be entitled to their respective interests in the Profits or Losses of the Partnership as set forth in Article IV.

        (g) During the period of its liquidation, the Partnership will continue to pay and bear those expenses chargeable to the Partnership during its term.

        (h) Notwithstanding any other provision of this Agreement, on liquidation the General Partner shall contribute to the capital of the Partnership an amount equal to the lesser of the aggregate deficit balance in their Capital Accounts, if any, or 1.01% of the capital contributed by the Limited Partners to the Partnership in excess of the capital contributed previously by the General Partner.

                (i) Upon and after the dissolution of the Partnership, Advanta GP and the Class A Limited Partner and any of their affiliates shall be entitled to form another partnership, which may have the same purposes and the same name as the Partnership, without any other General Partner or any Limited Partner having any right in or restriction against such new partnership of any kind, unless Advanta GP, the Class A Limited Partner and any such affiliates shall agree to admit such parties as partners in such new partnership.

                        No later than the completion of the liquidation of the Partnership as contemplated herein, the General Partner or the liquidator appointed by the Limited Partners shall cause the cancellation of the Partnership's Certificate of Limited Partnership.


                                  ARTICLE XII

                           PURCHASE RIGHT OF ADVANTA

        12.01.  Advanta's Purchase Right.

                (a) At any time, with respect to any Portfolio Investment other than GEII held by the Partnership for not less than thirty-six (36) months, Advanta shall have the right to require the Board of Directors to engage, within thirty days after notice from Advanta, two appraisers, each to provide an opinion of the fair market value of such Portfolio Investment (defined as an amount in U.S. Dollars that a ready, willing and able buyer would pay to a ready, willing and able seller, both assumed to be of equal competence and experience and acting without coercion or duress in a fair market). The expense of engaging such appraisers shall be borne by Advanta and shall not be Advances under this Agreement. The average of such determinations of fair market value shall be the "Appraised Value" under this Agreement. Upon written notice within thirty (30) days after receipt of the Appraised Value, Advanta shall have the right to buy any Portfolio Investment of the Partnership at such Portfolio Investment's Appraised Value, subject to the following restrictions:

                        (1) Advanta must purchase not less than 100% of the Partnership's interest in the Portfolio Investment; and

                        (2) where the Partnership's Portfolio Investment represents less than a majority of the voting control and value of the investee entity, Advanta must (coincident with the purchase of the Partnership's Portfolio Investment) purchase from other sources a sufficient additional interest in the investee entity so that, when combined with the Portfolio Interest, Advanta will have acquired a majority of the voting control and value of the investee entity.

                (b) The closing of a purchase made pursuant to Section 12.01(a) shall occur within thirty (30) days after the Partnership's receipt of such notice that Advanta desires to make such purchase, pursuant to such other precise details as may be determined by the Board of Directors.


                                  ARTICLE XIII

                               GENERAL PROVISIONS

        13.01. Power of Attorney. Each Limited Partner, by the execution of this Agreement, does hereby irrevocably constitute and appoint the General Partner its true and lawful agent and attorney in fact, with full power and authority in its name, to make, execute, acknowledge, deliver, file and record such documents and instruments as may be necessary or appropriate to establish, maintain or terminate the legal existence of the Partnership, including, but not limited to, (a) the Partnership's Certificate of Limited Partnership, (b) such amendments to the Partnership's Certificate of Limited Partnership, as amended from time to time, as are required under the Act, (c) all certificates and other instruments which may be required to effect the dissolution and termination of the Partnership pursuant to the provisions hereof, (d) such documents and instruments as are necessary to cancel the Partnership's Certificate of Limited Partnership and any amendment thereto pursuant to
Article VIII hereof, and (e) all other instruments, documents, certificates and amendments that may from time to time be required by any federal, state or local law to effectuate, implement, continue and defend the valid and subsisting existence of the Partnership or which may otherwise be required by law.

        13.02. Indulgences, Etc. Neither the failure nor any delay on the part of any party to exercise any right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right preclude any other or further exercise of the same or of any other right nor shall any waiver of any right with respect to any occurrence be construed as a waiver of such right with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

        13.03. Controlling Law. This Agreement and all questions relating to its validity, interpretation, performance and enforcement (including, without limitation, provisions concerning limitations of actions), shall be governed by and construed in accordance with the laws of the State of Pennsylvania (notwithstanding any conflict-of-law doctrines of any state or other jurisdiction to the contrary), and without the aid of any canon, custom or rule of law requiring construction against the draftsman.

        13.04.  Notices.

                (a) All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received only when personally delivered, or on the day specified for delivery when deposited with a courier service such as Federal Express for delivery to the intended addressee, or two days following the day when deposited in the United States mails, by registered or certified mail, postage prepaid, return receipt requested, addressed as set forth below:

                        (i)     If to Advanta GP:

                                Advanta GP Corp.
                                Welsh and McKean Rds.
                                P.O. Box 844
                                Spring House, Pennsylvania 19477-0844
                                Attention: Chief Executive Officer;

                        with a copy, given in the manner prescribed above, to:

                                Gene S. Schneyer, Esquire,
                                  Vice President and
                                  General Counsel
                                c/o Advanta Corp.
                                Welsh and McKean Rds.
                                P.O. Box 844
                                Spring House, Pennsylvania 19477-0844

                        (ii)    If to Class A Limited Partner:

                                Advanta Investment Corp.
                                c/o Advanta Corp.
                                Welsh and McKean Rds.
                                P.O. Box 844
                                Spring House, Pennsylvania 19477-0844
                                Attention: Chief Executive Officer;

                        with a copy, given in the manner prescribed above, to:

                                Gene S. Schneyer, Esquire,
                                  Vice President and
                                  General Counsel
                                c/o Advanta Corp.
                                Welsh and McKean Rds.
                                P.O. Box 844
                                Spring House, Pennsylvania 19477-0844

                        (iii)           If to any Limited Partner:
                                To the address shown for such Partner on the Partnership's books and records

                (b) In addition, notice by mail shall be by air mail if posted outside of the continental United States.

                (c) Any party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this paragraph for the giving of notice.

        13.05. Schedules. Schedules attached hereto are hereby incorporated by reference into, and made a part of, this Agreement.

        13.06. Binding Nature of Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal successors and permitted assigns, except that none of the parties hereto may assign or transfer their rights or obligations under this Agreement without the prior written consent of the General Partner, and any such purported assignment shall be void.

        13.07. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

        13.08 Provisions Separable. The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

        13.09. Entire Agreement; Amendment. This Agreement, together with the Allocation and Vesting Agreement and the several employment agreements of the various Class B Limited Partners, contains the entire understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing, which agreement in writing shall be binding on all parties hereto (even if such parties have not consented to such modification or amendment) if such agreement is executed by the General Partner and the Class A Limited Partner; provided, however, that if such amendment or modification would have a material adverse effect on Hollin and/or Neems, then such agreement shall not be binding on such party who shall be so materially adversely affected without such party's execution of such agreement. In the event of any inconsistency among this Agreement, the Allocation and Vesting Agreement and the aforementioned several employment agreements, the provisions of this Agreement shall prevail over the provisions of the other agreements and the provisions of the several employment agreements shall prevail over the Allocation and Vesting Agreement.

        13.10. Section Headings. The article, section and subsection headings in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

        13.11. Gender, Etc. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context indicates is appropriate.

        13.12. Number of Days. In computing the number of days for purposes of this Agreement, all days shall be counted, including Saturdays, Sundays and holidays; provided, however, that if the final day of any time period falls on a Saturday, Sunday or holiday on which federal banks are or may elect to be closed, then the final day shall be deemed to be the next day which is not a Saturday, Sunday or such holiday.

        13.13. Interpretation. As used herein, (i) "include", "includes" and "including" are deemed to be followed by "without limitation" whether or not they are in fact followed by such words or words of like import, (ii) references to any agreement or other document are to it as amended and supplemented from time to time, (iii) references to any act, statute or law are to it as amended and supplemented from time to time, include any successor provision or any comparable act, statute or law that may be enacted as its replacement, and include all rules and regulations promulgated under such act, statute or law, (iv) references to Article, Section or another subdivision or to an attachment, Exhibit or Schedule are to an Article, Section or subdivision hereof or an attachment, Exhibit or Schedule hereto, and (v) "hereof", "herein", "hereunder" and comparable terms refer to the entirety hereof and not to any particular Article, Section or other subdivision hereof or attachment hereto.

        IN WITNESS WHEREOF, the parties have executed the Agreement of Limited Partnership as of the date first above written.

                                        ADVANTA GP CORP.

Attest: /s/                             By: /s/
       ----------------------------        -------------------------------
        Secretary or Assistant              Authorized Officer
        Secretary

                                        ADVANTA INVESTMENT CORP.

Attest: /s/                             By: /s/
       ----------------------------        -------------------------------
        Secretary or Assistant              Authorized Officer
        Secretary

                                        /s/ MITCHELL L. HOLLIN
                                        -------------------------------(SEAL)
                                        Mitchell L. Hollin

                                        /s/ MICHAEL NAJJAR
                                        -------------------------------(SEAL)
                                        Michael Najjar

                                        /s/ GARY H. NEEMS
                                        -------------------------------(SEAL)
                                        Gary H. Neems


                                        Special Limited Partners:

                                        /s/ ROBERT HALL
                                        -------------------------------
                                        Robert Hall

                                        /s/ ROBERT ROCK
                                        -------------------------------
                                        Robert Rock

                                        /s/ JAMES STERN
                                        -------------------------------
                                        James Stern

                                   SCHEDULE A


                                                        Initial
                                                        Capital
                                                        -------

Advanta GP                                              $100.00

Class A Limited Partner                                 $100.00

Mitchell L. Hollin                                      $100.00

Michael Najjar                                          $100.00

Gary H. Neems                                           $100.00

                                    EXHIBIT A


Special Limited Partner                         Investment Amount
-----------------------                         -----------------

Robert Hall                                           $10,000

Robert Rock                                           $25,000

James Stern                                           $25,000